                                                                     Exhibit 4.7


                         TRUE NORTH COMMUNICATIONS INC.

                        PROFIT SHARING AND SAVINGS PLAN

                                   FOR BJK&E



                   Amended and Restated as of January 1, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
   ARTICLE I  DEFINITIONS.................................................   2

         1.1  "Accounts"..................................................   2

         1.2  "Beneficiary"...............................................   2

         1.3  "Code"......................................................   2

         1.4  "Committee".................................................   2

         1.5  "Company"...................................................   2

         1.6  "Compensation"..............................................   2

         1.7  "Contribution Agreement"....................................   3

         1.8  "Disability"................................................   3

         1.9  "Discretionary Contribution"................................   3

        1.10  "Effective Date"............................................   3

        1.11  "Elective Contribution".....................................   4

        1.12  "Eligible Employee".........................................   4

        1.13  "Employee"..................................................   4

        1.14  "Employer"..................................................   4

        1.15  "Entry Date"................................................   4

        1.16  "ERISA".....................................................   4

        1.17  "Highly Compensated Employee"...............................   4

        1.18  "Hour of Service"...........................................   4

        1.19  "Investment Funds"..........................................   6

        1.20  "Matching Contribution".....................................   6

        1.21  "Nonforfeitable"............................................   6

        1.22  "Parent Corporation"........................................   6

        1.23  "Participant"...............................................   6

        1.24  "Participating Employer"....................................   6

        1.25  "Pension Investment Committee"..............................   6

        1.26  "Plan"......................................................   6

        1.27  "Plan Administrator"........................................   6

        1.28  "Plan Year".................................................   6

        1.29  "Qualified Nonelective Contribution"........................   6

        1.30  "Qualifying Employer Securities"............................   6

        1.31  "Rollover Contribution".....................................   7

        1.32  "Stock".....................................................   7

        1.33  "TN Stock Fund".............................................   7

        1.34  "Trust".....................................................   7

        1.35  "Trustee"...................................................   7

        1.36  "Trust Fund"................................................   7

        1.37  "Valuation Date"............................................   7

        1.38  "Voluntary After-Tax Contribution"..........................   7

        1.39  "Voluntary Contribution Agreement"..........................   7

        1.40  "Year of Service"...........................................   7

ARTICLE II  EMPLOYEE PARTICIPATION........................................   7

         2.1  ELIGIBILITY.................................................   8

         2.2  DURATION OF PARTICIPATION...................................   8

         2.3  WAIVER OF PARTICIPATION.....................................   8

ARTICLE III  CONTRIBUTIONS AND FORFEITURES................................   8

         3.1  ELECTIVE CONTRIBUTIONS......................................   8

         3.2  MATCHING CONTRIBUTIONS......................................   8

         3.3  DISCRETIONARY CONTRIBUTIONS.................................   9

         3.4  QUALIFIED NONELECTIVE CONTRIBUTIONS.........................   9

         3.5  VOLUNTARY AFTER-TAX CONTRIBUTIONS...........................   9

         3.6  ROLLOVER CONTRIBUTIONS......................................  10

         3.7  TIME FOR MAKING CONTRIBUTIONS...............................  10

         3.8  CREDITING OF CONTRIBUTIONS..................................  10

         3.9  ALLOCATION OF FORFEITURES...................................  10

        3.10  CODE LIMITATIONS............................................  11

        3.11  RETURN OF CONTRIBUTIONS.....................................  11

ARTICLE IV  PARTICIPANT ACCOUNTS..........................................  11

         4.1  ACCOUNTS....................................................  11

         4.2  ADJUSTMENT OF ACCOUNTS......................................  11

         4.3  INVESTMENT FUNDS............................................  12

ARTICLE V  TERMINATION OF SERVICE - PARTICIPANT VESTING...................  12

         5.1  NORMAL RETIREMENT AGE.......................................  12

         5.2  PARTICIPANT DISABILITY OR DEATH.............................  13

         5.3  VESTING SCHEDULE............................................  13

         5.4  CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS /
              RESTORATION OF FORFEITED ACCOUNT BALANCE....................  13

         5.5  BREAK IN SERVICE - VESTING..................................  14

         5.6  INCLUDED YEARS OF SERVICE - VESTING.........................  14

         5.7  FORFEITURE OCCURS...........................................  14

         5.8  AMENDMENT TO VESTING SCHEDULE...............................  15

  ARTICLE VI  PAYMENT OF BENEFITS.........................................  15

         6.1  SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH........  15

         6.2  TIME OF DISTRIBUTIONS.......................................  15

         6.3  DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH...................  16

         6.4  METHOD OF BENEFIT PAYMENT...................................  16

         6.5  MINIMUM DISTRIBUTION RULES..................................  17

         6.6  IN-SERVICE WITHDRAWALS......................................  18

         6.7  WITHDRAWALS FROM ELECTIVE CONTRIBUTIONS ACCOUNT, MATCHING
              CONTRIBUTIONS ACCOUNT AND QNEC ACCOUNT AFTER ATTAINMENT
              OF AGE 59 1/2...............................................  19

         6.8  WITHDRAWALS AFTER ATTAINMENT OF AGE 65......................  19

         6.9  HARDSHIP WITHDRAWALS........................................  19

        6.10  WITHDRAWALS FROM VOLUNTARY AFTER-TAX CONTRIBUTIONS ACCOUNT
              AND ROLLOVER CONTRIBUTIONS ACCOUNT..........................  20

        6.11  DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS...............  20

        6.12  DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS.........  20

        6.13  PARTICIPANT LOANS...........................................  21

ARTICLE VII  EMPLOYER ADMINISTRATIVE PROVISIONS...........................  22

         7.1  INFORMATION TO COMMITTEE....................................  22

         7.2  NO LIABILITY................................................  22

ARTICLE VIII  PARTICIPANT ADMINISTRATIVE PROVISIONS.......................  22

         8.1  BENEFICIARY DESIGNATION.....................................  22

         8.2  NO BENEFICIARY DESIGNATION..................................  23

         8.3  PERSONAL DATA TO COMMITTEE..................................  23

         8.4  ADDRESS FOR NOTIFICATION....................................  23

         8.5  ASSIGNMENT OR ALIENATION....................................  23

         8.6  INFORMATION AVAILABLE.......................................  23

         8.7  BENEFIT CLAIMS AND APPEAL PROCEDURES........................  24

  ARTICLE IX  ADMINISTRATIVE COMMITTEE....................................  25

         9.1  APPOINTMENT OF COMMITTEE....................................  25

         9.2  TERM........................................................  25

         9.3  GENERAL.....................................................  25

         9.4  MANNER OF ACTION............................................  26

         9.5  AUTHORIZED REPRESENTATIVE...................................  26

         9.6  INTERESTED MEMBER...........................................  26

         9.7  INDIVIDUAL STATEMENT........................................  26

         9.8  UNCLAIMED ACCOUNT PROCEDURE.................................  26

   ARTICLE X  TRUST.......................................................  27

        10.1  TRUST AGREEMENT.............................................  27

        10.2  INVESTMENT IN QUALIFYING EMPLOYER SECURITIES................  27

        10.3  PENSION INVESTMENT COMMITTEE; FUNDING POLICY................  27

        10.4  FEES AND EXPENSES FROM TRUST FUND...........................  27

        10.5  PARTIES TO LITIGATION.......................................  28

        10.6  DISTRIBUTION DIRECTIONS.....................................  28

        10.7  VOTING RIGHTS...............................................  28

        10.8  TENDER OFFERS...............................................  28

  ARTICLE XI  LIMITS ON CONTRIBUTIONS.....................................  29

        11.1  SECTION 404 LIMITS..........................................  29

        11.2  SECTION 415 LIMITS..........................................  29

        11.3  SECTION 402(g) LIMITS.......................................  30

        11.4  SECTION 401(k)(3) LIMITS....................................  31

        11.5  SECTION 401(m) LIMITS.......................................  34

        11.6  SECTION 410(b) LIMITS.......................................  38

ARTICLE XII  SPECIAL TOP-HEAVY PROVISIONS.................................  38

        12.1  PROVISIONS TO APPLY.........................................  38

        12.2  MINIMUM CONTRIBUTION........................................  38

        12.3  ADJUSTMENT TO LIMITATION ON BENEFITS........................  39

        12.4  DEFINITIONS.................................................  39

ARTICLE XIII  EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION...................  41

        13.1  EXCLUSIVE BENEFIT...........................................  41

        13.2  PLAN AMENDMENT..............................................  41

        13.3  PLAN TERMINATION............................................  42

        13.4  PLAN MERGER OR CONSOLIDATION................................  42

        13.5  ACTION TO AMEND OR TERMINATE PLAN...........................  42

ARTICLE XIV  MISCELLANEOUS................................................  42

        14.1  EVIDENCE....................................................  42

        14.2  USERRA COMPLIANCE...........................................  42

        14.3  NO RESPONSIBILITY FOR EMPLOYER ACTION.......................  43

        14.4  FIDUCIARIES NOT INSURERS....................................  43

        14.5  INDEMNIFICATION.............................................  43

        14.6  WAIVER OF NOTICE............................................  43

        14.7  WORD USAGE..................................................  43

        14.8  STATE LAW...................................................  43

        14.9  EMPLOYMENT NOT GUARANTEED...................................  44

                        TRUE NORTH COMMUNICATIONS INC.
                        PROFIT SHARING AND SAVINGS PLAN
                                   FOR BJK&E

          THIS PLAN, hereby adopted as of January 1, 1998 by BOZELL, JACOBS, KENYON & ECKHARDT, INC., a corporation organized under the laws of the State of Delaware ("the Company").

                                  WITNESSETH:

          WHEREAS, the Company previously maintained the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Profit Sharing and Savings Plan, a plan which was established effective May 1, 1968, and which was amended and restated from time to time; and

          WHEREAS, in conjunction with the merger of Cherokee Acquisition Corporation, a subsidiary of True North Communications Inc., with and into the Company on December 30, 1997, the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Profit Sharing and Savings Plan was amended and renamed, as of such date, as the True North Communications Inc. Profit Sharing and Savings Plan for BJK&E; and

          WHEREAS, the Company previously maintained the Bozell, Inc. Stock Bonus Plan, which was amended and restated from time to time; and

          WHEREAS, in conjunction with the merger of Cherokee Acquisition Corporation, a subsidiary of True North Communications Inc., with and into the Company on December 30, 1997, the Bozell, Inc. Stock Bonus Plan was amended and renamed, as of such date, as the True North Communications Inc. Stock Bonus Plan for BJK&E; and

          WHEREAS, effective as of January 1, 1998, the True North Communications Inc. Stock Bonus Plan for BJK&E has been merged into the True North Communications Inc. Profit Sharing and Savings Plan for BJK&E, with the Profit Sharing and Savings Plan remaining as the surviving plan (the "Plan"), which surviving Plan is hereby being amended and restated in its entirety; and

          WHEREAS, it is intended that the Plan shall continue to constitute a profit sharing plan that satisfies the qualification requirements of Sections 401 and 501(a) of the Code (as hereinafter defined) and that the salary reduction arrangement hereunder shall continue to constitute a qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Code, and that the terms of the Plan shall be interpreted in a manner consistent therewith; and

          WHEREAS, it is intended that the TN Stock Fund (as hereinafter defined) shall continue to be invested primarily, if not exclusively, in Qualifying Employer Securities (as hereinafter defined), that the assets of the True North Communications Inc. Stock Bonus Plan for BJK&E which was merged into the Plan shall be commingled with and become a portion of the TN Stock Fund, and that the terms of the Plan which have specific application to the TN Stock Fund shall apply, without distinction, to the portion thereof which is attributable to the True

North Communications Inc. Stock Bonus Plan for BJK&E in the same manner as such terms apply to the balance of the TN Stock Fund; and

          WHEREAS, the terms of the Plan generally are effective as of January 1, 1998, except that, to the extent necessary to reflect changes in the Code
Section 401 qualified plan rules which became effective prior to such date, such terms shall be effective as of such earlier date(s).

          NOW, THEREFORE, the Company hereby amends and restates the Plan in its entirety to provide as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1. "Accounts" mean, for any Participant, the accounts established and maintained under the Plan pursuant to ARTICLE IV. References to a Participant's Account Balance refer to the balance of a Participant's Account or Accounts, as applicable.

          1.2. "Beneficiary" means a person designated by a Participant or who otherwise is entitled to receive benefits under the Plan upon the death of a Participant, in accordance with Sections 8.1 and 8.2.

          1.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.4. "Committee" means the administrative committee established by the Company, in accordance with ARTICLE IX, as the same may be constituted from time to time.

          1.5.  "Company" means Bozell, Jacobs, Kenyon & Eckhardt, Inc.

          1.6. "Compensation" means the Participant's wages, including salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, overtime and bonuses). Compensation includes "elective contributions" made by the Employer on the Employee's behalf. "Elective contributions" are amounts excludible from the Employee's gross income under Code Section 402(a)(8) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a simplified employee pension), Code Section 125 (relating to a cafeteria plan) or Code Section 403(b) (relating to a tax-sheltered annuity). A Compensation payment includes Compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p).

                "Compensation" does not include: (i) Employer contributions (other than "elective contributions") to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludible from Employee's gross income, and

                                      (2)
any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts which receive special tax benefits, such as auto allowances, severance pay, and premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee). "Compensation" also does not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

          Compensation for a Plan Year shall not exceed $160,000 (adjusted for changes in the cost-of-living, as the Commissioner of Internal Revenue may prescribe).

          Any reference in this Plan to Compensation is a reference to the definition in this Section, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid for the relevant period.

          For Plan allocation purposes, "Compensation" does not include (i) amounts received from an Employer that is not a Participating Employer or (ii) amounts received from an entity before such time that the entity has become a Participating Employer.

          1.7. "Contribution Agreement" means an agreement entered into between a Participant and the Participant's Participating Employer pursuant to which Elective Contributions are to be made for the Participant's benefit.

          1.8. "Disability" means the inability of a Participant, because of a physical or mental condition, to perform the duties of his customary position of employment (or inability to engage in any substantial gainful activity) for an indefinite period which the Committee considers will be of long continued duration, or the permanent loss, loss of use or disfiguration of a member or function of the body which results in a termination of employment of the Participant. The Committee may require a Participant to submit to a physical examination in order to confirm the Participant's disability.

          1.9. "Discretionary Contribution" means a discretionary Employer contribution made pursuant to Section 3.3.

          1.10. "Effective Date" means January 1, 1998. Notwithstanding the preceding sentence, the amendments contained herein designed to comply with the changes in the Code Section 401 qualified plan rules made by the Uruguay Round Agreements Act (GATT), the Taxpayer Relief Act of 1997 (TRA '97), and the Small Business Job Protection Act of 1996 (SBJPA), including the Uniformed Services Employment and Reemployment rights Act of 1994 (USERRA), shall be effective as of January 1, 1997, or as of such other date(s) required under the aforementioned statutes.

                                      (3)

          1.11. "Elective Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a Contribution Agreement, in accordance with Section 3.1.

          1.12. "Eligible Employee" means any Employee who is employed by a Participating Employer other than (i) an Employee covered by a collective bargaining agreement as to which retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for participation in the Plan; (ii) an Employee who is a nonresident alien and who receives no earned income from the Employer which constitutes income from sources within the United States; (iii) a "leased employee" within the meaning of Code Section 414(n);
(iv) an Employee employed by a Participating Employer in an operating unit or division for such period of time that such operating unit or division does not participate in the Plan, as determined by the Committee; or (v) an individual who is not characterized or treated by the Participating Employer as a common law employee of a Participating Employer. In the event an individual described in (v) above is reclassified or deemed to be reclassified as a common law employee of a Participating Employer, the individual shall be eligible to participate in the Plan as of the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.

          1.13. "Employee" means any individual employed by an Employer, including any leased employee and any other individual required to be treated as an employee pursuant to Code Section 414(n) or Code Section 414(o).

          1.14. "Employer" means (i) the Company; (ii) any Participating Employer; (iii) any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company or a Participating Employer is also a member; (iv) any trade or business, whether or not incorporated, that is under common control (as defined in Code Section 414(c)) with the Company or a Participating Employer; or (v) to the extent required by Code Section 414(o), any other organization.

          1.15. "Entry Date" means the first day of each calendar quarter.

          1.16. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.17. "Highly Compensated Employee" or "HCE" means each individual employed by an Employer who (a) during the Plan Year or during the calendar year preceding the Plan Year was a "5% owner" within the meaning of Code Section 414(q); or (b) for the calendar year preceding the Plan Year had Compensation in excess of $80,000 (as adjusted under such Code Section) and, if the Company elects in a manner consistent with Code Section 414(q), was in the "top paid group" as defined therein, for such calendar year. A "Nonhighly Compensated Employee" or "NHCE" means each individual employed by an Employer who is not an HCE.

          1.18. "Hour of Service" means:

                                      (4)

               (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Committee credits Hours of Service under this paragraph (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

               (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Committee credits Hours of Service under this paragraph
(b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

               (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as a leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee will credit no more than 501 Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single computation period). The Committee shall credit Hours of Service under this paragraph (c) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. (S)2530.200b-2, which Regulation is hereby incorporated by reference.

          The Committee shall not credit an Hour of Service under more than one of the above paragraphs. A computation period for purposes of this Section is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Committee is measuring an Employee's Hours of Service.

          Hours of Service are determined by the Committee based on records of actual hours worked and hours for which the Employer makes payment or for which payment is due from the Employer.

          Unless the Committee affirmatively determines otherwise (which determination shall be made in a nondiscriminatory manner), Hours of Service (and Years of Service) with an entity (or, as determined by the Committee in a non-discriminatory manner, its predecessor) prior to the time that such entity (or its predecessor) has become an Employer, as a result of a corporate acquisition or otherwise, shall be credited under the Plan as Hours of Service (and Years of Service), to the same extent as it would be had such service been with the Company. By way of example, and not limitation, periods of employment with True North Communications Inc. prior to its acquisition of the Company shall be treated as Hours and Years of Service under the Plan to the same extent as periods of employment with the Company.

          Solely for purposes of determining whether an Employee incurs a Break in Service under any provision of this Plan, the Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of

                                      (5)
an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Committee shall credit Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if the Employee were paid during the absence period or, if the Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of 8 hours per day during the absence period. The Committee shall credit only the number (not exceeding 501) of Hours of Service necessary to prevent an Employee's Break in Service. The Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if not necessary to prevent a Break in Service in such computation period, to the immediately following computation period.

          1.19. "Investment Funds" shall have the meaning set forth in Section 4.3.

          1.20. "Matching Contribution" means an Employer contribution made for the benefit of a Participant on account of an Elective Contribution, pursuant to
Section 3.2.

          1.21. "Nonforfeitable" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance.

          1.22. "Parent Corporation" means True North Communications Inc.

          1.23. "Participant" means an individual who participates in the Plan pursuant to the terms hereof.

          1.24. "Participating Employer" means the Company and each direct or indirect subsidiary or affiliate of the Company which, with the consent of the Company, and in accordance with Exhibit A hereto, adopts the Plan as a Participating Employer.

          1.25. "Pension Investment Committee" means the committee established by the Parent Corporation to monitor and control the investment decisions of various employee benefit plans maintained by the Parent and its affiliates.

          1.26. "Plan" means the True North Communications Inc. Profit Sharing and Savings Plan for BJK&E.

          1.27. "Plan Administrator" means the Company unless the Company designates another person or group of persons to hold such position.

          1.28. "Plan Year" means the calendar year.

          1.29. "Qualified Nonelective Contribution" or "QNEC" means a discretionary Employer contribution which is designated by the Company as such, pursuant to Section 3.4.

          1.30. "     " means securities which, with reference to the Company,
are "employer securities" under Section 409(l) of the Code and Section 407(d)(5) of ERISA.

                                      (6)

          1.31. "Rollover Contribution" means a contribution made by an Eligible Employee of an amount distributed from a qualified plan or conduit IRA, in accordance with Section 3.6.

          1.32. "Stock" means shares of Parent Corporation common stock which are Qualifying Employer Securities.

          1.33. "TN Stock Fund" shall have the meaning set forth in Section 4.3.

          1.34. "Trust" means the separate Trust created under the Plan. "Trust Agreement" means the agreement between the Company and the Trustee setting forth the provisions of the Trust.

          1.35. "Trustee" means the person or entity named as trustee, or successor trustee, in the Trust Agreement forming a part of the Plan; provided, however, that the group of individuals who served as the Trustee of the Plan immediately prior to the Effective Date shall continue to serve as such with respect to that portion of the Trust Fund which is not covered by a separate trust agreement until such time that such portion of the Trust Fund becomes covered by a separate trust agreement, and until such time such Trustee and such portion of the Trust Fund shall be governed by the trust provisions of the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Profit Sharing and Savings Plan as in effect immediately prior to the Effective Date.

          1.36. "Trust Fund" means all property of every kind held or acquired by the Trustee under the Plan.

          1.37. "Valuation Date" means each business day. Notwithstanding the foregoing, the Committee, upon reasonable notice, may change the Valuation Date to the last day of each calendar month or to the last day of each calendar quarter, and each additional day which it deems appropriate.

          1.38. "Voluntary After-Tax Contribution" means an after-tax contribution made to the Plan for the benefit of a Participant pursuant to a Voluntary Contribution Agreement, in accordance with Section 3.5.

          1.39. "Voluntary Contribution Agreement" means an agreement entered into between a Participant and his Participating Employer pursuant to which Voluntary After-Tax Contributions are to be made for the Participant's benefit in accordance with Section 3.5.

          1.40. "Year of Service" means a 12-consecutive-month computation period during which an Employee completes not less than 1,000 Hours of Service. For purposes of ARTICLE II (participation requirements), the first 12-consecutive-month computation period begins on the Employee's employment commencement date, and each Plan Year beginning subsequent to the Employee's employment commencement date constitutes an additional 12-consecutive-month computation period. For purposes of ARTICLE V (vesting requirements), the Plan Year is the 12-consecutive-month computation period.

                                  ARTICLE II
                            EMPLOYEE PARTICIPATION

                                      (7)

          2.1.  ELIGIBILITY. Each Eligible Employee shall become a Participant
                -----------
on the Entry Date coincident with or immediately following the date on which he completes a Year of Service, provided he is still an Eligible Employee on such date. Solely for this purpose, all of an Employee's Years of Service with an Employer are taken into account.

          2.2.  DURATION OF PARTICIPATION. An individual who becomes a
                -------------------------
Participant shall remain a Participant as long as an Account is maintained under the Plan for his benefit or until his death, if earlier. Notwithstanding the preceding sentence, unless otherwise expressly provided for under the Plan, no contributions shall be made nor shall any forfeitures be allocated with respect to a Participant who is no longer an Eligible Employee.

          If an individual who is a Participant or former Participant (or who otherwise satisfied the Plan's eligibility requirements but did not begin to participate in the Plan) either terminates employment or ceases to be an Eligible Employee (because of a transfer in position or otherwise) and later becomes an Eligible Employee again, such individual shall immediately become a Participant eligible to receive contributions.

          2.3.  WAIVER OF PARTICIPATION.  Notwithstanding anything herein to the
                -----------------------
contrary, an individual who has satisfied the Plan's eligibility requirements can elect not to become a Plan Participant.

                                  ARTICLE III
                         CONTRIBUTIONS AND FORFEITURES

          3.1.  ELECTIVE CONTRIBUTIONS.

               (a) Each Participant may enter into a Contribution Agreement with his Participating Employer specifying that a whole percentage (not exceeding 10% or such other percentage designated by the Committee and applied on a nondiscriminatory basis to all Participants) of Compensation will be contributed to the Trust as an Elective Contribution. By agreeing to Elective Contributions, the Participant agrees to a reduction in Compensation by the percentage designated, and the Participating Employer agrees to contribute the amount of reduced Compensation to the Trust.

               (b) Each Contribution Agreement shall be in the form prescribed or approved by the Committee and may be entered into or changed by the Participant, with such prior notice as the Committee may prescribe, as of the first day of any calendar quarter. A Contribution Agreement may be revoked by the Participant, with such prior notice as the Committee may prescribe, as of the last day of any calendar month. A Contribution Agreement shall be effective with respect to Compensation payable on and after the date the Contribution Agreement is received by the Committee or as soon as practicable thereafter, as determined by the Committee.

          3.2.  MATCHING CONTRIBUTIONS.

               (a) For each payroll period, each Participating Employer shall make a Matching Contribution to the Trust for the benefit of each Participant on whose behalf it made Elective Contributions for such Plan Year who is employed by the Employer on the last day of

                                      (8)
such payroll period. The amount of Matching Contributions made by a Participating Employer for the payroll period on behalf of a Participant shall be equal to 50% of the sum of the Elective Contributions made on behalf of the Participant for the current payroll period and all prior payroll periods in the Plan Year which do not exceed 4% of the Participant's cumulative Compensation for the Plan Year, reduced by all prior Matching Contributions made on behalf of the Participant for the Plan Year.

               (b) Matching Contributions shall satisfy the requirements of Code
Section 401(k)(3)(D)(ii)(I); they will be Nonforfeitable when made and will be subject to the same distribution rules as Elective Contributions.

          3.3.  DISCRETIONARY CONTRIBUTIONS.

               (a) Each Plan Year the Company, in its sole discretion, shall determine whether a Discretionary Contribution shall be made to the Trust for the Plan Year, and the amount thereof. If the Company determines that a Discretionary Contribution is to be made, each Participating Employer shall contribute its pro rata portion thereof, based on its Employees who participate in the Plan. Discretionary Contributions may be made whether or not the Company or any Participating Employer has any net profits.

               (b) Discretionary Contributions for a Plan Year shall be allocated among and credited to the Discretionary Contribution Accounts of all Participants who either (i) are Employees on the last day of the Plan Year and complete at least 1,000 Hours of Service during the Plan Year or (ii) who cease to be Employees during the Plan Year by reason of death, Disability or separation from service after attainment of the Normal Retirement Age. The Discretionary Contribution for a Plan Year shall be allocated to the Accounts of Participants described in the preceding sentence in proportion to their relative amounts of Compensation for that portion of the Plan Year during which they were both a Participant and an Eligible Employee.

          3.4.  QUALIFIED NONELECTIVE CONTRIBUTIONS. In order to satisfy the
                -----------------------------------
Code Section 401(k)(3) and/or the Code Section 401(m) requirements, the Company, in its discretion, may determine that a QNEC shall be made to the Trust for a Plan Year. If the Company so determines it shall also determine (i) the amount thereof and (ii) whether the QNEC shall be allocated solely to Participants who are Nonhighly Compensated Employees. If the Company determines that a QNEC shall be made, each Participating Employer shall contribute its pro rata portion thereof, based on its Employees who participate in the Plan. A QNEC for a Plan Year shall be allocated among and credited to the QNEC Accounts of all Participants (or, if applicable, the QNEC Accounts of all Nonhighly Compensated Employee Participants) who are eligible for Elective Contributions for the Plan Year, in proportion to their relative amounts of Compensation for the Plan Year. QNECs shall be 100% Nonforfeitable at all times and shall be subject to the same distribution rules as Elective Contributions.

          3.5.  VOLUNTARY AFTER-TAX CONTRIBUTIONS.

               (a) Each Participant may enter into a Voluntary Contribution Agreement with his Participating Employer specifying that a whole percentage (not exceeding 10% or such

                                      (9)
other percentage designated by the Committee and applied on a nondiscriminatory basis to all Participants) of Compensation will be contributed to the Trust as a Voluntary After-Tax Contribution. In addition, solely during the first calendar quarter of 1998, each Participant may enter into a Voluntary Contribution Agreement with his Participating Employer specifying that a percentage of a bonus otherwise payable to the Participant shall be contributed to the Trust as a Voluntary After-Tax Contribution. By agreeing to Voluntary After-Tax Contributions, the Participant agrees to a withholding in Compensation by the percentage designated and the Participating Employer agrees to contribute an equivalent amount to the Trust.

               (b) Each Voluntary Contribution Agreement shall be in the form prescribed or approved by the Committee and may be entered into or changed by the Participant, with such prior notice as the Committee may prescribe, as of the first day of any calendar month. A Voluntary Contribution Agreement may be revoked by the Participant, with such prior notice as the Committee may prescribe, as of the last day of any calendar month. A Voluntary Contribution Agreement shall be effective with respect to Compensation payable on and after the date the Contribution Agreement is received by the Committee or as soon as practicable thereafter, as determined by the Committee.

          3.6.  ROLLOVER CONTRIBUTIONS. Subject to the consent of the Committee,
                ----------------------
an Eligible Employee may make a Rollover Contribution to the Plan of amounts distributed (directly or indirectly) from other qualified plans and conduit IRAs, provided that the contribution of such amount will not jeopardize the tax-exempt status of the Plan or Trust and will not create any adverse tax consequences for the Company or an Employer. Prior to accepting any such contribution, the Committee may require the Eligible Employee to establish that the amounts to be contributed satisfy the rollover requirements of the Code and this Section.

          3.7.  TIME FOR MAKING CONTRIBUTIONS. Elective Contributions and
                -----------------------------
Voluntary After-Tax Contributions shall be paid to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event, within 15 business days after the end of the month for which the Compensation to which such contributions relate is paid. Matching Contributions, Discretionary Contributions and QNECs for a Plan Year shall be contributed not later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends.

          3.8.  CREDITING OF CONTRIBUTIONS. Elective Contributions, Matching
                --------------------------
Contributions and Voluntary After-Tax Contributions shall be allocated among and credited to the respective Accounts of Participants eligible to share in such contributions as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee. Discretionary Contributions and QNECs for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in such contributions as of the last of such Plan Year.

          3.9.  ALLOCATION OF FORFEITURES. Subject to Sections 5.4 and 9.8, as
                -------------------------
of the last day of the Plan Year the Committee shall reallocate forfeitures occurring in such Plan Year in the same manner as it allocates Discretionary Contributions for such Plan Year.

                                      (10)

     3.10.  CODE LIMITATIONS.  All contributions to the Plan (and reallocation
            ----------------
of forfeitures) are subject to the applicable limits set forth under Code Sections 401(k), 401(m), 402(g), 404, and 415, as further described in ARTICLE XI.

     3.11.  RETURN OF CONTRIBUTIONS.  If any contribution by a Participating
            -----------------------
Employer to the Trust is (i) made by reason of a good faith mistake of fact, or
(ii) believed by the Participating Employer in good faith to be deductible under Code Section 404 for the taxable year when paid (or treated as paid under Code
Section 404(a)(6)), but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution or disallowance of the deduction, as the case may be. All contributions to the Plan are conditioned upon their deductibility.

                                   ARTICLE IV

                              PARTICIPANT ACCOUNTS

     4.1. ACCOUNTS.  The Committee shall establish and maintain (or cause the
          --------
Trustee to establish and maintain) for each Participant such Accounts as are necessary to carry out the purposes of this Plan. Without limiting the foregoing, to the extent applicable, the Committee shall maintain the following Accounts for each Participant: (1) an Elective Contributions Account which shall be credited with Elective Contributions made on behalf of the Participant; (2) a Matching Contributions Account which shall be credited with Matching Contributions allocated to the Participant's Account; (3) a Discretionary Employer Contributions Account which shall be credited with Discretionary Contributions, reallocated forfeitures and Employer contributions which were made under the True North Communications Inc. Stock Bonus Plan for BJK&E; (4) a QNEC Account which shall be credited with QNECs allocated to the Participant's Account; (5) a Voluntary After-Tax Contributions Account which shall be credited with Voluntary After-Tax Contributions made by the Participant; and (6) Rollover Contributions Account which shall be credited with a Participant's Rollover Contributions.

     4.2. ADJUSTMENT OF ACCOUNTS.  As of each Valuation Date, each Account shall
          ----------------------
be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing, (i) each Account Balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and (ii) each Account Balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

     Any expenses relating to a specific Account or Accounts, including without limitation, commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.

                                      (11)

     4.3. INVESTMENT FUNDS.  At the direction of the Pension Investment
          ----------------
Committee, the Trustee shall establish and maintain one or more investment funds, with differing investment objectives, in which the Trust Fund shall be invested (the "Investment Funds"). Except as provided in the following paragraph and subject to rules established by the Committee (which rules shall be applied in a uniform, nondiscriminatory manner), each Participant shall direct the investment by the Trustee of amounts allocated to the Participant's Accounts among any one or more or the Investment Funds. The Pension Investment Committee may at any time, and from time to time, direct that a new Investment Fund or Funds be established and/or discontinue an existing Investment Fund or Funds. All dividends, interest and other income of, as well as any cash received from the sale or exchange of securities or other property of an Investment Fund, shall be invested and reinvested in the same Investment Fund.

          Notwithstanding the preceding paragraph, the portion of a Participant's Accounts which, as of the Effective Date, is held by the Trustee in a separate fund which is invested by the Trustee primarily, if not exclusively, in Qualifying Employer Securities (consisting of (i) the "Company Stock Fund" as such term was defined under the Plan prior to the Effective Date and (ii) the assets held under the True North Communications Inc. Stock Bonus Plan for BJK&E which was merged into the Plan), shall not be invested in the Investment Funds, but instead shall continue to be held by the Trustee in a separate fund which is invested by the Trustee primarily, if not exclusively, in Stock (the "TN Stock Fund"). However, subject to applicable securities laws and only as and to the extent permitted by the Committee in accordance with rules which it may establish (which rules may include amount limitations), each Participant may, from time to time, direct the Trustee to transfer all or a portion of his Account Balance which is invested in the TN Stock Fund into one or more of the Investment Funds.

          All investment directions shall be timely furnished to the Trustee by the Committee, except to the extent that the Committee and the Trustee mutually agree that the Trustee may accept investment instructions directly from Participants. In making any investment of the assets of the Trust Fund among the various Investment Funds, the Trustee shall be fully entitled to rely on such directions furnished by the Committee or, if applicable under the preceding sentence, by the Participant, and shall be under no duty to make any inquiry or investigation with respect thereto. None of the Trustee, the Committee, or the Pension Investment Committee shall be liable for any loss, nor shall any of such parties be liable for any breach, resulting from a Participant's direction of the investment of any part of his individual Account in one or more of the Investment Funds.

          The Plan is intended to be an "ERISA Section 404(c) plan" within the meaning of regulations issued pursuant to such section. The Committee shall be the fiduciary identified to furnish the information contemplated by ERISA
Section 404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Committee under this Section 4.3.

                                   ARTICLE V

                  TERMINATION OF SERVICE - PARTICIPANT VESTING

          5.1.  NORMAL RETIREMENT AGE. A Participant's Normal Retirement Age is
                ---------------------
65 years of age. If a Participant is employed by an Employer on or after attainment of the

                                      (12)

Participant's Normal Retirement Age, the Participant's Account Balance shall become 100% Nonforfeitable.

          5.2.  PARTICIPANT DISABILITY OR DEATH. If a Participant's employment
                -------------------------------
with an Employer terminates as a result of death or disability, the Participant's Account Balance shall become 100% Nonforfeitable.

          5.3.  VESTING SCHEDULE.
                ----------------

                    (a) ACCOUNTS WHICH ARE ALWAYS NONFORFEITABLE. A Participant's Elective Contributions Account, Matching Contributions Account, QNEC Account, Voluntary After-Tax Contributions Account and Rollover Contributions Account shall always be 100% Nonforfeitable.

                    (b) DISCRETIONARY CONTRIBUTION ACCOUNT VESTING SCHEDULE. Subject to Sections 5.1 and 5.2, a Participant's Nonforfeitable percentage of his Discretionary Contributions Account shall be determined in accordance with the following schedule:

                                                                      Percent of
     Years of Service                                               Nonforfeitable
     With Employer                                                 Account Balance
     -------------                                               ------------------
     Less than 2................................................      None
     2 years, but fewer than 3..................................       17%
     3 years, but fewer than 4..................................       25%
     4 years, but fewer than 5..................................       40%
     5 years, but fewer than 6..................................       60%
     6 years, but fewer than 7..................................       80%
     7 or More..................................................      100%

          5.4.  CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS /
                ---------------------------------------------------------
RESTORATION OF FORFEITED ACCOUNT BALANCE. If, pursuant to Article VI, a
----------------------------------------
partially-vested Participant receives a cash-out distribution, the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account Balance derived from Discretionary Contributions. A cash-out distribution is a distribution of the entire present value of the Participant's Nonforfeitable Account Balance.

                    (a) RESTORATION AND CONDITIONS UPON RESTORATION. A partially-vested Participant who is re-employed by the Employer after receiving a cash-out distribution of the Nonforfeitable percentage of his Account Balance may repay the Trustee the amount of the cash-out distribution attributable to Employer contributions, unless the Participant no longer has a right to restoration under the provisions of this Section 5.4. If a partially-vested Participant

                                      (13)
makes the cash-out distribution repayment, the Committee, subject to the conditions of this paragraph (a), shall restore his Account Balance attributable to Employer contributions to the same dollar amount as the dollar amount of his Account Balance on the Valuation Date immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Valuation Date. If a partially-vested Participant makes the cash-out distribution repayment, the Participant's restored Account Balance shall be invested in the Investment Fund(s), in accordance with the Participant's investment instructions in effect at the time of the repayment. The Committee will not restore a re-employed Participant's Account Balance under this paragraph if: (1) five years have elapsed since the Participant's first re-employment date following the cash-out distribution; or (2) the Participant incurred a Forfeiture Break in Service (as defined in Section 5.6).

               (b) TIME AND METHOD OF RESTORATION. The Committee shall restore a Participant's Account Balance in accordance with paragraph (a) as of the last day of the Plan Year coincident with or immediately following the repayment. To restore the Participant's Account Balance, the Committee, to the extent necessary, shall allocate to the Participant's Account the amount, if any, of Participant forfeitures which the Committee would otherwise allocate under
Section 3.9. To the extent such amount is insufficient to enable the Committee to make the required restoration, the Employer shall contribute the additional amount necessary to make the required restoration.

               (c) 0% VESTED PARTICIPANT. A deemed cash-out rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account Balance derived from Employer contributions is entirely forfeitable at the time of his termination of employment. Under the deemed cash-out rule, the Committee will treat the 0% vested Participant as having received a cash-out distribution on the date of the Participant's termination of employment or, if the Participant's Account is entitled to an allocation of Employer contributions for the Plan Year in which he separates from service, on the last day of that Plan Year. For purposes of applying the restoration provisions of this Section 5.4, the Committee will treat the 0% vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Employer.

          5.5.  BREAK IN SERVICE - VESTING.  For purposes of this Article V, a
                --------------------------
Participant incurs a "Break in Service" if during any Plan Year he does not complete more than 500 Hours of Service with the Employer.

          5.6.  INCLUDED YEARS OF SERVICE - VESTING.  For purposes of
                -----------------------------------
determining "Years of Service" under this ARTICLE, the Plan takes into account all Years of Service which an Employee completes with an Employer, excluding Plan Years prior to May 1, 1968 (the original effective date of the Plan). For the sole purpose of determining a Participant's Nonforfeitable percentage of his Account Balance derived from Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Participant incurs a Forfeiture Break in Service. The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service.

          5.7.  FORFEITURE OCCURS.  A Participant's forfeiture, if any, of his
                -----------------
Discretionary Contribution Account Balance occurs on the earlier of (i) the date the Participant

                                      (14)
receives (or is deemed to receive) a cash-out distribution; or (ii) the last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service.

          5.8.  AMENDMENT TO VESTING SCHEDULE.  Though the Company reserves the
                -----------------------------
right to amend the vesting schedule at any time, the Committee shall not apply the amended vesting schedule to reduce the Nonforfeitable percentage of any Participant's Account Balance derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment.

          If the Company makes a permissible amendment to the vesting schedule, each Participant having at least three Years of Service with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Committee within 60 days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this Section, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer derived Account Balance.

                                   ARTICLE VI

                              PAYMENT OF BENEFITS

          6.1.  SEPARATION FROM SERVICE FOR REASONS OTHER THAN DEATH.  Following
                ----------------------------------------------------
a Participant's separation from service for any reason other than death, the Participant may receive (or begin to receive) his Nonforfeitable Account Balance. The amount of the distribution shall be determined as of the Valuation Date immediately preceding the date distribution is made.

          6.2. TIME OF DISTRIBUTIONS. Distribution with respect to a Participant's separation from service normally will be made as soon as practicable after such separation from service. In the case of a Participant whose Nonforfeitable Account Balance is valued in excess of $5,000 and who has not yet attained age 65, however, distribution may not be made under this Section unless (i) between the 30th and 90th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he may defer distribution until age 65; and (ii) the Participant consents to the distribution in writing after the information described above has been provided to him and files such consent with the Committee. Notwithstanding the foregoing, distribution may commence less than 30 days after the required notification described above is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution, and (b) the Participant, after receiving the notice, affirmatively elects a distribution. A Participant's Nonforfeitable Account Balance will be considered to be valued in

                                      (15)
excess of $5,000 if the value thereof exceeds $5,000 at the time of the distribution in question or exceeded $5,000 at the time of any prior distribution to the Participant. In the event that a Participant who has not attained age 65 at the time of separation from service fails to consent to a distribution at the time of separation from service, the Participant may later request a distribution of all or a portion of his Nonforfeitable Account Balance, and distribution will be made, provided the consent requirements of this Section are then satisfied. Unless the Participant otherwise elects, distribution under this Section will be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's separation from service or the Participant's attainment of age 65. A Participant may, however, elect to defer distribution beyond such time, subject to the minimum distribution rules provided in Section 6.5.

     6.3.   DISTRIBUTIONS AFTER A PARTICIPANT'S DEATH.
            -----------------------------------------

               (a) DEATH PRIOR TO SEPARATION FROM SERVICE. If a Participant dies prior to his separation from the service of an Employer, the Participant's Beneficiary shall receive (or begin to receive) the Participant's Nonforfeitable Account Balance as soon as practicable following the Participant's death (or when the Committee receives notification of or otherwise confirms the Participant's death), but in no event later than December 31 of the fifth calendar year following the year of the Participant's death.

               (b) DEATH AFTER SEPARATION FROM SERVICE. If a Participant dies after separation from service but before the distribution of his Accounts has begun, the Participant's Beneficiary shall receive the Participant's Nonforfeitable Account Balance. Distribution shall be made (or begin to be made) as soon as practicable following the Participant's death (or when the Committee receives notification of or otherwise confirms the Participant's death), but no later than December 31 of the fifth calendar year following the year of the Participant's death. If a Participant dies after separation from service, after distribution of his Nonforfeitable Account Balance has begun, but before distribution of his entire Nonforfeitable Account Balance has been completed, distribution shall continue to be made to the Participant's Beneficiary on the same schedule that distributions were made prior to the Participant's death, unless the Beneficiary elects to accelerate payment.

               (c) Any distribution to a Beneficiary under this Section shall be determined as of the Valuation Date immediately preceding the date distribution is made.

          6.4. METHOD OF BENEFIT PAYMENT.
               -------------------------

               (a) Subject to Section 6.5, a Participant (or, in the case of death, a Participant's Beneficiary) may elect distribution under one, or any combination, of the following methods: (i) a single lump sum; (ii) multiple, partial lump sum payments; or (iii) monthly, quarterly or annual installments over no more than 15 years. In no event shall payment be made in the form of a life annuity. The foregoing distribution options are, however, available only if the Participant's Nonforfeitable Account Balance exceeds (or at the time of a prior distribution exceeded) $5,000; otherwise, payment shall be made in a single lump sum payment. In the event a benefit payment is due and the Participant fails to elect a method of payment, payment shall be made in a single lump sum.

                                      (16)

               (b) All distributions shall be made in cash; provided, however, that if a Participant's Account Balance is invested, in whole or in part, in the TN Stock Fund, the portion so invested that is being distributed shall be paid in whole shares of Stock unless the Participant elects to receive payment in cash. Fractional shares of Stock shall in all events be paid in cash.

               (c) If a Participant has elected to receive an installment distribution, the Participant may at any time elect to accelerate the payment of the remaining balance.

          6.5. MINIMUM DISTRIBUTION RULES.
               --------------------------

               (a) MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. Distributions hereunder may not be made under a method of payment which, as of the "required beginning date," does not satisfy the Code Section 401(a)(9) minimum distribution requirements. A Participant's "required beginning date" generally is the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. However, if the Participant is not a 5% owner (within the meaning of Code Section 416) and attains age 70 1/2 prior to terminating employment, the Participant's "required beginning date" is the April 1 following the close of the calendar year in which the Participant separates from service. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest valuation date preceding the beginning of the calendar year, divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code Section 401(a)(9) regulations). The Committee will increase the Participant's Nonforfeitable Account Balance, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Committee shall use the unisex life expectancy multiples under Treas. Reg. (S)1.72-9. The Committee, only upon the Participant's written request made prior to the required distribution date, may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

          If the Participant's spouse is not the Participant's designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Committee direction) may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirements in the Treasury regulations promulgated under Code Section 401(a)(9) for distributions made on or after the Participant's required beginning date and before the Participant's death.

          The minimum distribution for the first distribution calendar year is due by the Participant's required beginning date. The minimum distribution for each subsequent

                                      (17)
distribution calendar year, including the calendar year in which the Participant's required beginning date falls, is due by December 31 of that year.

          (b) MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his required beginning date, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his required beginning date, the method of payment to the Beneficiary, subject to Section 6.4, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Committee may not direct payment of the Participant's Nonforfeitable Account Balance over a period described in clause (ii) of the preceding sentence unless payment commences to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. If distribution is made in accordance with said clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Valuation Date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Committee shall use the unisex life expectancy multiples under Treas. Reg. (S)1.72-9 for purposes of applying this paragraph. The Committee, only upon the written request of the Participant or of the Participant's surviving spouse, may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Committee shall apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Account Balance, as soon as administratively practicable following the effective date of that request.

          (c) TEFRA ELECTIONS. Notwithstanding the foregoing provisions, if a Participant signed a written distribution designation prior to January 1, 1984, the Committee may distribute the Participant's Nonforfeitable Account Balance in accordance with that designation. This paragraph does not apply to a pre-1984 distribution designation, and the Committee will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code Section 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Account Balance as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority);
(4) the substitution of a Beneficiary modifies the payment period of the distribution; or (5) the Participant (or Beneficiary) modifies or revokes the distribution designation.

   6.6. IN-SERVICE WITHDRAWALS.
        ----------------------

                                      (18)

                    (a) Except as expressly provided in the balance of this ARTICLE, Plan benefits are not payable to a Participant prior to the Participant's separation from service.

                    (b) Any Participant election to receive an in-service withdrawal must be made on a form or in such manner prescribed by the Committee in which the Participant specifies the percentage or dollar amount to be distributed. The Participant's election shall relate solely to his Account balance as of the Valuation Date coincident with or next following receipt of his election form by the Committee. The Trustee shall make a distribution to a Participant in accordance with the Participant's election under this Section as soon as administratively practicable following its receipt of the Participant's election form, but in no event more than 60 days from its receipt of the Participant's election form.

          6.7. WITHDRAWALS FROM ELECTIVE CONTRIBUTIONS ACCOUNT, MATCHING
               ---------------------------------------------------------
CONTRIBUTIONS ACCOUNT AND QNEC ACCOUNT AFTER ATTAINMENT OF AGE 59 1/2.  After a
---------------------------------------------------------------------
Participant attains age 59 1/2, the Participant, until he retires, has a continuing right to elect to withdraw all or any portion of his Deferral Contributions Account, Matching Contributions Account and QNECs Account.

          6.8. WITHDRAWALS AFTER ATTAINMENT OF AGE 65.  After a Participant
               --------------------------------------
attains age 65, the Participant, until he retires, has a continuing right to elect to withdraw all or any portion of his Account Balance.

          6.9. HARDSHIP WITHDRAWALS.
               --------------------

                    (a) Subject to the rules set forth in paragraph (b), a Participant may elect to withdraw the Elective Contributions allocated to the Participant's Elective Contributions Account (plus any earnings on the Participant's Elective Contributions credited before January 1, 1989) on account of a hardship.

                    (b) For purposes hereof, a withdrawal is on account of hardship only if it is both (i) made on account of an immediate and heavy financial need of the Participant; and (ii) is necessary to satisfy the financial need. A withdrawal will be considered as made on account of an immediate and heavy financial need only if it is for: (1) medical expenses described in Code Section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) the payment of post-secondary education tuition, for the next semester or for the next quarter, for the Participant, for the Participant's spouse, or for any of the Participant's dependents; or (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence. The amount necessary to meet a financial need may include any amounts necessary to pay any income taxes or penalties reasonably anticipated to result form the distribution. The Committee shall determine whether there is an immediate and heavy financial need as defined above solely on written evidence furnished by the Participant, which evidence must also indicate the amount of the need.

          In order that it be deemed necessary to satisfy the financial need, the following restrictions apply to a hardship withdrawal: (a) the Participant may not make elective deferrals

                                      (19)
or employee contributions to the Plan for the 12-month period following the date of his hardship withdrawal; (b) the withdrawal may not exceed the amount of the immediate and heavy financial need; (c) the Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other qualified plans maintained by the Employer; and (d) the Participant agrees to limit elective deferrals under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the Code Section 402(g) limitation, reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution.

          6.10.  WITHDRAWALS FROM VOLUNTARY AFTER-TAX CONTRIBUTIONS ACCOUNT AND
                 --------------------------------------------------------------
ROLLOVER CONTRIBUTIONS ACCOUNT.  A Participant, until he retires, has a
------------------------------
continuing right to elect to withdraw all or any portion of his After-Tax Contribution Account and his Rollover Contributions Account.

          6.11.  DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS.  Nothing
                 ---------------------------------------------
contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code Section 414(p). The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
Section 6.11 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

          The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order.

          If any portion of the Participant's Nonforfeitable Account Balance is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee shall make a separate accounting of the amounts payable. If the Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Committee shall direct the Trustee to distribute the payable amounts in accordance with the order. If the Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Committee shall direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Committee later determines the order is a qualified domestic relations order.

          6.12.  DIRECT ROLLOVERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS.  A
                 ---------------------------------------------------
Participant may elect, at the time and in the manner prescribed by the Committee, to have any

                                      (20)
portion of his eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover designation. For purposes of this Section 6.12, a Participant includes a Participant's surviving spouse and the Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order.

     The following definitions apply to this Section:

          (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent required under Code
Section 401(a)(9); and the portion of any distribution which is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

          (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), which accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     6.13.  PARTICIPANT LOANS.
            -----------------

          (a) A Participant may request and the Trustee is specifically authorized to make loans to Participants on a nondiscriminatory basis in accordance with a Participant loan policy established by the Committee, provided: (1) the loan policy satisfies the requirements of paragraph (b); (2) loans are available to all Participants on a reasonably equivalent basis and are not available in a greater amount for HCEs; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time; (5) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Account Balance prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Account Balance; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Account Balance; and (7) the loan otherwise conforms to the exemption provided by Code
Section 4975(d)(1). If a Participant defaults on a loan made pursuant to a loan policy adopted by the Committee, the default shall be deemed to be a distributable event. The Trustee, at the time of the default, shall reduce the Participant's Nonforfeitable Account Balance by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in the Nonforfeitable Account Balance. The note evidencing a loan to a Participant under this Section shall be an asset of the Trust which is allocated to the Account of the Participant borrower, and for purposes of the Plan shall be deemed to have a value at any

                                      (21)
given time equal to the unpaid principal balance of the note plus the amount of accrued but unpaid interest.

          (b) A loan policy satisfies the requirements of this paragraph (b) if it is in writing and includes: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default.

                                  ARTICLE VII

                       EMPLOYER ADMINISTRATIVE PROVISIONS

     7.1.   INFORMATION TO COMMITTEE.  Each Employer shall supply current
            ------------------------
information to the Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Committee are conclusive as to all persons.

     7.2.   NO LIABILITY.  The Employers assume no obligation or responsibility
            ------------
to any of their Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of the Committee, the Trustee or the Plan Administrator.

                                  ARTICLE VIII

                     PARTICIPANT ADMINISTRATIVE PROVISIONS

     8.1.   BENEFICIARY DESIGNATION.  Each Participant may from time to time
            -----------------------
designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Account Balance (including, if applicable, any life insurance proceeds payable to the Participant's Account) on event of his death and (subject to the provisions of ARTICLE VI) the Participant may designate the form and method of payment. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, the form effectively revokes all designations filed prior to that date by the same Participant.

     A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouse's consent must acknowledge the effect of that consent and a notary public or the Committee (or its representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if: (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Committee is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the

                                      (22)

Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

          8.2. NO BENEFICIARY DESIGNATION.  If a Participant fails to name a
               --------------------------
Beneficiary in accordance with Section 8.1 or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Account Balance as prescribed by the Participant's Beneficiary form, then the Committee shall direct the Trustee to pay the Participant's Account Balance in accordance with ARTICLE VI in the following order of priority to:

                    (i)    the Participant's surviving spouse;

                    (ii) the Participant's surviving children, including adopted children, in equal shares;

                    (iii)  the Participant's surviving parents, in equal shares;
or

                    (iv) the legal representative of the estate of the last to die of the Participant and his Beneficiary.

          8.3. PERSONAL DATA TO COMMITTEE.  Each Participant and each
               --------------------------
Beneficiary of a deceased Participant must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Committee advises each Participant of the effect of his failure to comply with its request.

          8.4. ADDRESS FOR NOTIFICATION.  Each Participant and each Beneficiary
               ------------------------
of a deceased Participant must file with the Committee from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

          8.5. ASSIGNMENT OR ALIENATION.  Subject to Code Section 414(p)
               ------------------------
relating to qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

          8.6. INFORMATION AVAILABLE.  Any Participant or Beneficiary may
               ---------------------
examine copies of the Plan description, latest annual report, the Plan, the Trust Agreement, or any other instrument under which the Plan was established or is operated. The Committee shall maintain all of the items listed in this
Section 8.7 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA,

                                      (23)
for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Committee shall furnish the Participant or Beneficiary with a copy of any item listed in this Section 8.7 The Committee may make a reasonable charge to the requesting person for the copy so furnished.

     8.7. BENEFIT CLAIMS AND APPEAL PROCEDURES.
          ------------------------------------

               (a) Claims for benefits under the Plan shall be submitted in writing to the Committee or a person designated by the Committee for this purpose.

               (b) Any denial by the Committee of a claim for benefits under the Plan by a Participant or Beneficiary (a "Claimant") or his authorized representative shall be stated in writing by the Committee and delivered or mailed to the Claimant. Such notice shall set forth in a manner calculated to be understood by the Claimant the specific reason or reasons for the denial, make specific reference to pertinent provisions of the Plan on which the denial is based, furnish a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and set forth an explanation of the Plan's claim review procedure. Such notice shall be provided to the Claimant within 90 days of receipt by the Committee of the claim; provided, however, that such 90 day period may upon notice be extended for another 90 days for special circumstances. If a notice of denial is not furnished within the aforementioned period, the claim shall be deemed denied and the Claimant may request a review thereof pursuant to the procedures set forth in the following paragraphs.

               (c) Within 60 days after receipt by a Claimant of written notification of the denial of a claim, such Claimant (or his duly authorized representative) may request, in a writing addressed to the Committee, a review of the Committee's denial of his claim, submit issues and comments thereon, and request an opportunity to review at any reasonable time pertinent documents pertaining to the Plan, including such records of the Plan as pertain to the Claimant.

               (d) Upon receipt of a timely request for review, the Committee may, in its discretion, designate one or more persons to hear the Claimant's request and inquire into the merits of the matter. Such designee shall meet promptly with the Claimant and/or his duly authorized representative and hear such arguments and examine such documents as the Claimant or his representative shall present. The designee shall then report his findings to the Committee orally or in writing.

               (e) Within 60 days after the receipt by the Committee of a request for review by the Claimant, the Committee shall render a decision on review. In the event that special circumstances require an extension of time beyond 60 days after receipt of the request for review for the processing of such request for review, the Committee shall render a decision on review as soon as possible, but in no event will the decision on review be rendered later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and make specific reference to the pertinent provisions of the Plan on which the decision is based.

                                      (24)

                                   ARTICLE IX

                            ADMINISTRATIVE COMMITTEE

          9.1. APPOINTMENT OF COMMITTEE.  The Company shall appoint a group of
               ------------------------
individuals to serve as the administrative committee (the "Committee") to administer the Plan. The Company at any time, and from time to time, may add or subtract Committee members. Committee members may, but need not be, Participants.

          The members of the Committee shall serve without compensation for services as such. The direct expenses of the Committee, including personnel and any bonds required under ERISA, may, however, be paid either by the Employer or from the Trust, in accordance with Section 10.4.

          9.2. TERM.  Each member of the Committee shall continue to serve until
               ----
he is removed by the Company or until he resigns. The Company may, but need not require an accounting, upon the removal or resignation of a Committee member. Upon the removal or resignation of a Committee member, the remaining members of the Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Committee pending the filling of the vacancy.

          9.3. GENERAL.  The Committee has the following powers and duties:
               -------

                    (i) to determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account Balance and the Nonforfeitable percentage of each Participant's Account Balance;

                    (ii) to interpret and construe the terms of the Plan in its complete and unfettered discretion;

                    (iii) to adopt rules and regulations necessary or appropriate for the proper and efficient administration of the Plan;

                    (iv) to enforce the terms of the Plan and the rules and regulations it adopts;

                    (v) to direct the Trustee as respects the crediting and distribution of the Trust;

                    (vi) to review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan and the amount thereof;

                    (vii) to furnish the Employer with information which the Employer may require for tax or other purposes;

                    (viii) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

                                      (25)

                    (ix) to establish nondiscriminatory procedures for Participant loans.

          Without limiting the foregoing, the Committee shall have the right to interpret and construe the Plan's terms, determine all questions of eligibility and status under the Plan and exercise the fullest discretion permitted by law regarding Plan administration. The decisions of the Committee shall be final and binding.

          9.4. MANNER OF ACTION.  The Committee may make decisions and take
               ----------------
action by a majority of its members.

          9.5. AUTHORIZED REPRESENTATIVE. The Committee may authorize one or
               -------------------------
more of its members, t o sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents.

          9.6. INTERESTED MEMBER.  No member of the Committee may decide or
               -----------------
determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant.

          9.7. INDIVIDUAL STATEMENT.  As soon as practicable after the last day
               --------------------
of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator s hall deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Account Balance in the Trust as of that date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Committee, has the right to inspect the records reflecting the Account of any other Participant.

          9.8. UNCLAIMED ACCOUNT PROCEDURE. The Plan does not require either the
               ---------------------------
Trustee or the Committee to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time a Participant's or Beneficiary's benefit becomes distributable under Article VI, the Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Committee within 6 months from the date of mailing of the notice, the Committee may treat the Participant's or Beneficiary's unclaimed payable Account Balance as forfeited and reallocate the unclaimed payable Account Balance in accordance with Section 3.9. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Nonforfeitable Account Balance does not exceed $5,000, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Nonforfeitable Account Balance exceeds $5,000. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Nonforfeitable Account Balance payable to the spouse exceeds $5,000, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Account Balance in a segregated Account and

                                      (26)
to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

          If a Participant or Beneficiary who has incurred a forfeiture of his Account Balance under the provisions of the first paragraph of this Section 9.8 makes a claim, at any time, for his forfeited Account Balance, the Committee shall restore the Participant's or Beneficiary's forfeited Account Balance to the same dollar amount as the dollar amount of the Account Balance forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, and then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration. The Committee shall direct the Trustee to distribute the Participant's or Beneficiary's restored Account Balance to him not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Account Balance.

                                   ARTICLE X

                                     TRUST

          10.1. TRUST AGREEMENT. The Company has entered into a Trust Agreement
                ---------------
with the Trustee. Such Trust Agreement shall be deemed to form a part of the Plan and all rights which may accrue to any person under the Plan shall be subject to the terms of the Trust Agreement.

          10.2. INVESTMENT IN QUALIFYING EMPLOYER SECURITIES. The Plan is
                --------------------------------------------
intended to be an "eligible individual account plan" within the meaning of
Section 407 of ERISA. Accordingly, the Trustee is authorized to acquire and hold Qualifying Employer Securities and "qualifying employer real property" (as such term is defined in ERISA Section 407). Furthermore, the Trustee is authorized and directed to invest the TN Stock Fund primarily, if not exclusively, in Qualifying Employer Securities.

          10.3. PENSION INVESTMENT COMMITTEE; FUNDING POLICY.  The Pension
                --------------------------------------------
Investment Committee shall (i) periodically review all pertinent Employee information and Plan data in order to establish the funding and investment policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives; and (ii) be responsible for selecting the Investment Funds and monitoring their performance, in accordance with Section 4.3. The Pension Investment Committee shall also have the power to engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control. The Pension Investment Committee shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

          10.4. FEES AND EXPENSES FROM TRUST FUND. Each Plan fiduciary shall be
                ---------------------------------
entitled to receive reasonable compensation to the extent agreed upon from time to time between the Company and the fiduciary, except that no person who is receiving full pay from an

                                      (27)

Employer may receive compensation for services as a fiduciary, and a fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of its duties with the Plan. The Trustee shall pay all fees and expenses reasonably incurred in the administration of the Plan from the Trust Fund, unless the Company or another Employer pays the fees and expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Company or an Employer as an Employer contribution, provided the fee or expense relates to the ordinary and necessary administration of the Plan or Trust Fund.

     10.5.  PARTIES TO LITIGATION.  Except as otherwise provided by ERISA, only
            ---------------------
the Company, the Participating Employers, the Plan Administrator, the Committee, the Pension Investment Committee and the Trustee are necessary parties to any court proceeding involving the Trustee or the Trust Fund. No Participant, or Beneficiary, is entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Committee, the Trustee, Participants and Beneficiaries.

     10.6.  DISTRIBUTION DIRECTIONS.  If no one claims a payment or distribution
            -----------------------
made from the Trust, the Trustee shall promptly notify the Committee and then dispose of the payment in accordance with the subsequent direction of the Committee.

     10.7.  VOTING RIGHTS.  The Trustee shall vote, in person or by proxy,
            -------------
shares of Stock allocated to the Account of a present or former Participant (or, in the event of his death, the present or former Participant's Beneficiary) in accordance with instructions obtained from such Participant. Each Participant shall be entitled to give voting instructions with respect to the number of shares of Stock allocated to his Account as of the Valuation Date prior to the stockholder record date for such vote. Written notice of any meeting of stockholders of Parent Corporation and a request for voting instructions shall be given by the Trustee or the Committee, at such time and in such manner as the Committee shall determine, to each Participant entitled to give instructions for voting shares of Stock at such meeting. All shares of Stock allocated to Participant Accounts for which no voting instructions are received and all shares of Stock not allocated to Participant Accounts as of the stockholder record date shall, to the extent permitted by law, be voted by the Trustee in the same proportions as shares for which instructions are received.

     10.8.  TENDER OFFERS.
            -------------

            (a) In the event a tender or exchange offer is made generally to the stockholders of Parent Corporation to transfer all or a portion of their shares of Stock in return for valuable consideration, including but not limited to, offers regulated by Section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender or exchange offer in respect of shares of Stock allocated to an Account of a present or former Participant (or, in the event of his death, the present or former Participant's Beneficiary) in accordance with instructions obtained from such Participant. Each Participant shall be entitled to give instructions with respect to tendering or withdrawal from tender of such Shares. A Participant shall not be limited in the number of instructions to tender or withdraw from tender which he can give but a Participant shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to paragraph

                                      (28)

(c) below. The Trustee shall, to the extent permitted by law, respond to any such tender or exchange offer in respect of all shares of Stock allocated to Participant Accounts for which no instructions are received and all shares of Stock not allocated to Participant Accounts in the same proportions as shares for which instructions are received. All instructions from Participants shall be kept confidential and shall not be disclosed to any person, including the Employer or Parent Corporation.

           (b) Within a reasonable period of time after the commencement of a tender or exchange offer, the Committee or the Trustee shall provide to each
Participant:

                    (i) the offer to purchase or exchange, as distributed by the offeror to the stockholders of the Parent Corporation,

                    (ii) a statement of the shares of Stock allocated to his Account, and

                    (iii) directions as to the means by which a Participant can give instructions with respect to the tender or exchange offer.

     The Committee shall establish and pay for a means by which a Participant can expeditiously deliver to the Committee instructions addressed to the Trustee with respect to a tender or exchange offer. The Committee shall transmit to the Trustee aggregate numbers of shares of Stock to be tendered or withheld from tender representing instructions of Participants. The Committee, at its election, may engage an agent to receive instructions from Participants and transmit them to the Trustee.

           (c) The Trustee shall follow the instructions of the Participants with respect to the tender or exchange offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender or exchange offer, after which it will not accept Participant instructions.

                                   ARTICLE XI

                            LIMITS ON CONTRIBUTIONS

     11.1. SECTION 404 LIMITS.  The sum of the contributions made by each
           ------------------
Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code Section 404 for the taxable year when paid (or treated as paid under Code Section 404(a)(6)).

     11.2. SECTION 415 LIMITS.
           ------------------

           (a) INCORPORATION BY REFERENCE. Code Section 415 is hereby incorporated by reference into the Plan.

           (b) LIMITATION YEAR. For purposes of determining the Code Section 415 limits under the Plan, the "limitation year" shall be the calendar year.

                                      (29)

           (c) SATISFYING LIMITATIONS. To the extent necessary to satisfy the limitations of Code Section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced before the Participant's benefit is reduced under any and all defined benefit plans, and before the Participant's annual addition is reduced under any other defined contribution plan.

           (d) CORRECTIONS. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code Section 415 limitations for a limitation year to be exceeded, the excess amounts shall be disposed of as follows: (1) first, by returning Voluntary After-Tax Contributions to the Participant in an amount not to exceed the excess; and (2) any remaining excess shall be disposed of in accordance with the rules provided in Treas. Reg. (S)1.415-6(b)(6)(ii).

     11.3. SECTION 402(g) LIMITS.
           ---------------------

           (a) IN GENERAL. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals (as hereinafter defined) under all other plans, contracts and arrangements of an Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Treas. Reg. (S)1.4021(g)-l(d). For purposes of the Plan, an individual's "elective deferrals" for a taxable year are the sum of the following: (i) any elective contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in the individual's gross income for the taxable year on account of Code Section 402(a)(8) (before applying the limits of Code Section 402(g) or this section);
(ii) any employer contribution to a Code Section 408(k) simplified employee pension (a "SEP") to the extent not includible in the individual's gross income for the taxable year under Code Section 401(h)(1)(B) (before applying the limits of Code Section 402(g)); (iii) any employer contribution to a custodial account or annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)), to the extent not includible in the individual's gross income for the taxable year on account of Code Section 403(b) before applying the limits of Code Section 402(g); (iv) any elective employee contribution to a simple retirement account under a qualified salary reduction arrangement (as defined in Code Section 408(p)(2)(A)); and (v) any employee contribution designated as deductible under a trust described in Code
Section 501(c)(19) (before applying the limits of Code Section 402(g)).

     A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

           (b) DISTRIBUTION OF EXCESS DEFERRALS. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code Section 402(g), and the Participant notifies the Committee on or before the March 1

                                      (30)
following the taxable year that all or a specified part of an Elective Contribution made for his benefit represents an excess deferral, the Committee shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

            (c) TREATMENT OF EXCESS DEFERRALS. For other purposes of the Code, including Code Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416,
excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a Participant who is not a HCE will not be taken into account for purposes of Code Section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code Section 401(a)(30). Excess deferrals will also be treated as employer contributions for purposes of Code Section 415 unless distributed under paragraph (b) above.

     11.4.  SECTION 401(k)(3) LIMITS.
            ------------------------

            (a) IN GENERAL. Elective Contributions made under the Plan are subject to the limits of Section 401(k)(3), as more fully described below. The Plan provisions relating to the Code Section 401(k)(3) limits are to be interpreted and applied in accordance with Code Sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

            (b) ACTUAL DEFERRAL RATIOS. For each Plan Year, the Committee shall determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any (i) Qualified Nonelective Contributions and any (ii) Matching Contributions that are "qualified matching contributions" (as defined in the following sentence) which are, in either case, treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. "Qualified matching contributions" means matching contributions that meet the vesting and withdrawal restrictions applicable to elective deferrals under a qualified cash or

                                      (31)
deferred arrangement, in accordance with Treas. Reg. (S)1.401(k)-1(g)(13). For purposes of determining a Participant's actual deferral ratio:

          (i) Elective Contributions will be taken into account only if both of the following requirements are satisfied: (A) the Elective Contribution is allocated to the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and (B) the Elective Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable to services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year. To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals described in Section 11.3(a), they will be taken into account for each HCE, but will not be taken into account for any NHCE.

          (ii) In the case of a Participant who is a HCE for the Plan Year and is eligible to have elective contributions (and qualified nonelective or qualified matching contributions, to the extent treated as elective contributions) allocated to his account under two or more cash or deferred arrangements described in Code Section 401(k) maintained by an Employer, the Participant's actual deferral ratio shall be determined as if such elective contributions (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

          (iii) The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, however, that to the extent permitted under Regulations, the Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

          (iv) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Treas. Reg. (S)1.401(k)- 1(b)(5). To the extent elected by the Committee, Matching Contributions which constitute qualified matching contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Treas. Reg. (S)1.401(k)-1(b)(5).

          (v)   In the event that the Plan satisfies the requirements of Code
Section 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

                                      (32)

               (vi) An employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

               (vii) Elective Contributions made on behalf of Participants who are not HCEs which could be used to satisfy the Code Section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code Section 401(m) limits to the extent permitted by Treas. Reg. (S)1.401(m)-1(b)(5).

        (c) ACTUAL DEFERRAL PERCENTAGES. The actual deferral ratios for all HCEs who are eligible for Elective, Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group, and the actual deferral ratios for all Employees who are not HCEs but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group. The actual deferral percentages must satisfy at least one of the following tests:

               (i) the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

               (ii) the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

      The tests in (i) and (ii) above shall be applied using the actual deferral percentage for the highly compensated group for the current Plan Year and the actual deferral percentage for the nonhighly compensated group for the immediately preceding Plan Year (taking into account the nonhighly compensated group that existed during such preceding Plan Year).

        (d) ADJUSTMENTS BY COMMITTEE. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Committee determines that Elective Contributions are being made at a rate which will cause the Code Section 401(k)(3) limits to be exceeded for the Plan Year, the Committee may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more HCEs for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Committee deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

        (e) EXCESS CONTRIBUTIONS. If the Code Section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Committee will determine the amount of excess contributions with respect to Participants who are HCEs. To do so, the Committee will perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (f) below and not the amount to be distributed to any individual): first, the actual deferral ratio of the HCE

                                      (33)
with the highest actual deferral ratio shall be reduced to the extent necessary to (i) enable the Plan to satisfy the Code Section 401(k)(3) limits or (ii) cause such employee's actual referral ratio to equal the actual deferral ratio of the HCE with the next highest actual deferral ratio; and second, this process shall be repeated until the Plan satisfies the Code Section 401(k)(3) limits.

        (f) DISTRIBUTION OF EXCESS CONTRIBUTIONS. The aggregate amount of reductions determined under paragraph (e) above shall be distributed, first, to the HCEs with the highest dollar amounts of Elective Contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess contributions for the Plan Year determined under paragraph (e) above or (ii) the amount necessary to cause the amount of such Employees' Elective Contributions to equal the amount of the Elective Contributions of the HCEs with the next highest dollar amount of Elective Contributions. This process is repeated until the aggregate amount distributed under this paragraph (f) equals the amount of excess contributions determined under paragraph (e) above. Income on excess contributions shall be distributed in accordance with applicable Regulations. If, pursuant to Section 11.4(b)(iv), the Committee has elected to treat certain Matching Contributions (which are qualified matching contributions) as Elective Contributions, the Committee shall treat excess contributions as attributable proportionately to Elective Contributions and to such Matching Contributions.

        (g) SPECIAL RULE. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a HCE for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the HCE for his taxable year ending with or within such Plan Year.

        (h) RECORDKEEPING REQUIREMENT. The Committee, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions and Matching Contributions which are qualified matching contributions are taken into account in determining the actual deferral ratios.

        (i) EFFECT ON MATCHING CONTRIBUTIONS. A Participant's Elective Contributions which are returned as a result of the Code Section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions (with respect to which the Committee has not, or could not, elect to treat as Elective Contributions under Section 11.4(b)(iv)) have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant at the same time as the Elective Contributions are returned or recharacterized; provided, however, that to the extent the Participant does not have a vested interest in such Matching Contributions, the Participant shall forfeit such Matching Contributions.

  11.5. SECTION 401(m) LIMITS.
        ---------------------

        (a) IN GENERAL. Matching Contributions and Voluntary After-Tax Contributions made under the Plan are subject to the limits of Code Section 401(m), as more fully described below. The Plan provisions relating to the Code
Section 401(m) limits are to be

                                      (34)
interpreted and applied in accordance with Code Sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code Section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

        (b) ACTUAL CONTRIBUTION RATIOS. For each Plan Year, the Committee will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions (including a Participant who would be eligible for Matching Contributions had he elected to make Elective Contributions) or Voluntary After-Tax Contributions (including a Participant who could, but does not, make any such Contributions). The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Matching Contributions (other than Matching Contributions which the Committee has elected, pursuant to Section 11.4(b)(iv) to treat as Elective Contributions) and Qualified Nonelective Contributions which are not treated as Elective Contributions made on behalf of the Participant for the Plan Year and the Participant's Voluntary After-Tax Contributions for the Plan Year (such sum hereinafter being referred to as "aggregate contributions"), to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual contribution ratio:

               (i) A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Elective Contributions for the Plan Year. A Voluntary After-Tax Contribution will be taken into account for the Plan Year in which the Contribution is paid to the Trust (or paid by the Participant to an agent of the Plan, if the funds are transmitted to the Trust within a reasonable period thereafter).

               (ii) In the case of a Participant who is a HCE for the Plan Year and is eligible to have matching contributions or employee contributions (including amounts treated as matching contributions) allocated to his accounts under two or more plans maintained by an Employer which may be aggregated for purposes of Code Sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan.

               (iii) The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, however, that to the extent permitted under Regulations, the Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

               (iv)   Elective Contributions not applied to satisfy the Code
Section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions and included in "aggregate contributions" to the extent permitted by Treas. Reg. (S)401(m)- 1(b)(5).

                                      (35)

               (v) In the event that the Plan satisfies the requirements of Code Sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual contribution ratios as if all such plans were a single plan.

        (c) ACTUAL CONTRIBUTION PERCENTAGES. The actual contribution ratios for all HCEs who are eligible for Matching Contributions or Voluntary After-Tax Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not HCEs but are eligible for Matching Contributions or Voluntary After-Tax Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages must satisfy at least one of the following tests:

               (i) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

               (ii) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

     The tests in (i) and (ii) above shall be applied using the actual contribution percentage for the highly compensated group for the current Plan Year and the contribution percentage for the nonhighly compensated group for the immediately preceding Plan Year (taking into account the nonhighly compensated group that existed during such preceding Plan Year).

        (d) MULTIPLE USE TEST. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceeds 125% of the respective actual deferral percentage or actual contribution percentage for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for highly compensated group exceeds the "aggregate limit" within the meaning of Treas. Reg. (S)1.401(m)-2(b)(3), the Committee shall reduce the actual contribution ratios of HCEs who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as descried in paragraphs (f) and (g) below.

        (e) ADJUSTMENTS BY COMMITTEE. If, prior to the time all Matching and Voluntary After-Tax Contributions for a Plan Year have been contributed to the Trust, the Committee determines that such Contributions are being made at a rate which will cause the Code Section 401(m) limits to be exceeded for the Plan Year, the Committee may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more HCEs for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Committee deems appropriate.

                                      (36)

        (f) EXCESS AGGREGATE CONTRIBUTIONS. If the Code Section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate contributions actually made on behalf of HCEs for the Plan Year over the maximum amount of such contributions permitted under Code Section 401(m)(2)(A) shall be considered to be "excess aggregate contributions." The Committee shall determine the amount of excess aggregate contributions. To do so, the Committee shall perform the following computation (which shall be used solely to determine the aggregate amount to be distributed under paragraph (g) below and not the amount to be distributed to any individual): first, the actual contribution ratio of the HCE with the highest actual contribution ratio shall be reduced to the extent necessary to
(i) enable the Plan to satisfy the Code Section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the HCE with the next highest actual contribution ratio; and second, this process shall be repeated until the Plan satisfies the Code Section 401(m) limits. In no event shall excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

        (g) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The aggregate amount of reductions determined under paragraph (f) above shall be distributed, first, to the HCEs with the highest dollar amounts of aggregate contributions, pro rata, in an amount equal to the lesser of (i) the total amount of excess aggregate contributions for the Plan Year determined under paragraph (f) above or (ii) the amount necessary to cause the amount of such Employees' aggregate contributions to equal the amount of the aggregate contributions of the HCEs with the next highest dollar amount of aggregate contributions. This process is repeated until the aggregate amount distributed under this paragraph (g) equals the amount of excess aggregate contributions determined under paragraph (f) above. Income on excess aggregate contributions shall be distributed in accordance with applicable Regulations. Distribution of excess aggregate contributions shall be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code Sections 401(a)(4), 404 and 415 even if distributed from the Plan. Notwithstanding the foregoing, to the extent a Participant would receive a distribution of excess aggregate contributions pursuant to this Section which relate to Matching Contributions in which the Participant does not have a vested interest, such portion of the excess aggregate contributions shall be forfeited. An HCE's share of excess aggregate contributions for a Plan Year shall be allocated by the Committee to contributions made by or for such HCE in the following priority: (1) first, to Voluntary After-Tax Contributions, if any; (2) second, to Matching Contributions (which are not treated as Elective Contributions under Section 11.4(b)(iv)) allocable with respect to Elective Contributions which have been determined to be excess contributions under
Section 11.4; (3) third, on a pro rata basis, to Matching Contributions (which are not treated as Elective Contributions under Section 11.4(b)(iv)) and, if applicable, to Elective Contributions relating to those Matching Contributions which the Committee has elected to take into account in computing actual contribution percentages; and (4) last, to Qualified Nonelective Contributions taken into account in computing actual contribution percentages.

        (h) RECORDKEEPING REQUIREMENT. The Committee, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code Section 401(m) limits, including the extent to which Elective Contributions and

                                      (37)

Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

     11.6.  SECTION 410(b) LIMITS.
            ---------------------

            (a) Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code Section 410(b), then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Participating Employers on the last day of the Plan Year, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those Participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

            (b) The preceding paragraph shall not be construed to permit the reduction of any Participant's Account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer's contribution, even if it would cause the contributions of the Participating Employer for the Plan Year to exceed the amount which is deductible by the Participating Employer for such Plan Year under Code Section
404. Any adjustments pursuant to this paragraph shall be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.

                                  ARTICLE XII

                         SPECIAL TOP-HEAVY PROVISIONS

     12.1.  PROVISIONS TO APPLY. The provisions of this Article shall apply for
            -------------------
any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

     12.2.  MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan
            --------------------
year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Employers by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

            (a) If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Matching Contributions (if any), Discretionary Contributions and Qualified Nonelective Contributions, is equal to less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the

                                      (38)

Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

            (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Employer which meets the vesting requirements of Code Section 416(b), and under which the Participant receives the top-heavy minimum contribution.

            (c) If a Participant is also covered by a top-heavy defined benefit plan of an Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

            (d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Contributions and any Qualified Nonelective Contributions, but not any other type of contribution otherwise made for the Participant's benefit for such year.

            (e) If additional minimum contributions are required under this Section, such contributions shall be credited to the Participant's Discretionary Contribution Account.

            (f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) Compensation less than a stated amount.

     12.3.  ADJUSTMENT TO LIMITATION ON BENEFITS. For purposes of the Code
            ------------------------------------
Section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified for any Plan Year which is a top-heavy Plan Year, by substituting "1.0" for "1.25" in Code Sections 415(e)(2)(B) and 415(e)(3)(B).

     12.4.  DEFINITIONS. For purposes of these top-heavy provisions, the
            -----------
following terms have the following meanings:

            (a) "key employee" means a key employee described in Code Section 416(i)(1) and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

            (b) "top-heavy plan year" means a Plan Year if any of the following conditions exist: (i) the top-heavy ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans; (ii) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%; or (iii) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

                                      (39)

          (c)  "top-heavy ratio":

                    (i) If the employer maintains one or more defined contribution plans (including any SEP) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416.

                    (ii) If the employer maintains one or more defined contribution plans (including any SEP) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                    (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                    (iv) The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual

                                      (40)
purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

        (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

        (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410(b).

        (f) For purposes of computing the top-heavy ratio, the "valuation date" shall be the last day of the applicable plan year.

        (g) For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest and mortality rates specified in the defined benefit plan(s), if applicable.

        (h) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                                 ARTICLE XIII

                   EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

     13.1.  EXCLUSIVE BENEFIT.  Except as provided under Article III, the
            -----------------
Employer has no beneficial interest in any asset of the Trust Fund and no part of any asset in the Trust Fund may ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust Fund, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

     13.2.  PLAN AMENDMENT.  The Company has the right at any time, and from
            --------------
time to time, to amend the Plan in any manner it deems advisable; provided, however, that the Company may not (i) amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust Fund to be diverted to purposes other than for the exclusive benefit of each Participant and his Beneficiary (except as permitted by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility or mistake of fact), unless such amendment is required or permitted by law, governmental regulation or ruling; or (ii) amend the Plan or Trust retroactively in such a manner as would reduce the accrued

                                      (41)
benefit of any Participant, except as otherwise permitted or required by law. For purposes of this Section, an amendment which has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit to the extent provided in Code Section 411(d)(6).

     13.3.  PLAN TERMINATION.  The Company has established the Plan and
            ----------------
authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but may discontinue contributions under the Plan or terminate the Plan at any time without liability whatsoever for any such discontinuance or termination. In addition, the Participating Employers shall have no obligation or liability whatsoever to maintain the Plan for any given length of time. Upon either full or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, an affected Participant's right to his Account Balance shall become 100% Nonforfeitable, irrespective of the vesting schedule which otherwise would apply. As soon as practicable following a full termination of the Plan, the Company shall direct the distribution of the assets of the Trust Fund to Participants in a manner consistent with the terms hereof; distributions may be made through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Treasury Regulations, the termination of the Plan shall not result in the reduction of Code Section 411(d)(6) "protected benefits."

     13.4.  PLAN MERGER OR CONSOLIDATION.  In case of any merger or
            ----------------------------
consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

     13.5.  ACTION TO AMEND OR TERMINATE PLAN.  Action to amend, terminate or
            ---------------------------------
make any other structural changes to the Plan may be taken or authorized by the Company's board of directors, the Executive Committee of the Company's board of directors or by the True North Communications, Inc. board of directors or by any authorized committee thereof. Any such action, to the extent it materially impacts the obligations or responsibilities of the Trustee, shall be timely communicated to the Trustee.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1.  EVIDENCE.  Anyone required to give evidence under the terms of the
            --------
Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Committee and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

     14.2.  USERRA COMPLIANCE.  Notwithstanding any provisions of this Plan to
            -----------------
the contrary, contributions, benefits and service credit with respect to qualified military

                                      (42)
service will be provided in accordance with Code Section 414(u) and loan repayments may be suspended under Code Section 414(u)(4).

     14.3.  NO RESPONSIBILITY FOR EMPLOYER ACTION.  The Committee has no
            -------------------------------------
obligation or responsibility with respect to any action required by the Plan to be taken by a Participating Employer, Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Committee to collect any contribution required under the Plan or to determine the correctness of the amount of any Employer contribution. The Committee need not inquire into and shall not be responsible for any action or failure to act on the part of the others. Subject to Section 13.5, any action required of a corporate Employer must be by its board of directors or its designate.

     14.4.  FIDUCIARIES NOT INSURERS.  The Committee, the Plan Administrator and
            ------------------------
Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Committee to direct the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

     14.5.  INDEMNIFICATION.  The Company indemnifies and saves harmless the
            ---------------
Committee, the Pension Investment Committee, and each of their members, and the Plan Administrator, its employees, officers and directors, from and against any and all loss resulting from liability to which any of such persons may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan, the Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. Furthermore, the Company may execute a letter agreement with the Committee members, the Pension Investment Committee members, or any of the other persons mentioned in the first sentence of this Section, further delineating the indemnification agreement of this
Section 7.3, provided the letter agreement is consistent with and does not violate the requirements of ERISA. The indemnification provisions of this
Section 7.3 does not relieve any person from any liability which such person may have under ERISA for breach of a fiduciary duty. The indemnification provisions of this Section 7.3 extend to the Trustee solely to the extent provided by a separate written agreement executed by the Trustee and the Company.

     14.6.  WAIVER OF NOTICE.  Any person entitled to notice under the Plan may
            ----------------
waive the notice.

     14.7.  WORD USAGE.  Words used in the masculine also apply to the feminine
            ----------
where applicable, and wherever the context of the Plan dictates, the plural includes the singular and the singular includes the plural.

     14.8.  STATE LAW.  The Plan will be construed, administered and enforced in
            ---------
accordance with the internal laws of the State of Nebraska, except to the extent preempted by ERISA or other Federal statute.

                                      (43)

     14.9.  EMPLOYMENT NOT GUARANTEED.  Nothing contained in this Plan, or with
            -------------------------
respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to continue employment, any legal or equitable right against an Employer, or Employee of an Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Plan to be effective as of the 1st day of January, 1998.

                              BOZELL, JACOBS, KENYON &
                               ECKHARDT, INC.



                               By:___________________________
                                  Name:
                                  Title:



Attest:



____________________

                                      (44)

                                   EXHIBIT A

                         MULTIPLE EMPLOYER PROVISIONS

     1.   Purpose.  Whereas the Plan may from time to time be a multiple
          -------
employer plan, within the meaning of Code Section 413(c), by virtue of the participation therein of one or more Employers whose Employees are not treated, under Code Section 414, as employed by the same Employer as the Employees of the Company, the provisions of this EXHIBIT A shall continuously apply to the Plan.

     2.   Definitions.  Except as expressly provided herein, all Plan
          -----------
definitions shall be applicable to this Exhibit A unless the context clearly requires otherwise. Solely for purposes of this Exhibit, the following definitions shall also apply:

          a. "Affiliate" means a Participating Employer whose Employees are treated, under Code Section 414, as employed by the same employer as another Participating Employer.

          b.   "Company" means BJK&E.

          c. "Company Affiliate" means a Participating Employer whose Employees are treated, under Code Section 414, as employed by the same employer as the Company.

          d. "Non-Affiliated Participating Employer" means a Participating Employer whose employees are not treated, under Code Section 414, as employed by the same employer as the Company.

          e. "Participating Employer" means each Employer which is participating in the Plan, whether or not such Employer is a Company Affiliate.

     3.   Adoption by Other Employers: Impact of Disaffiliation.
          -----------------------------------------------------
Notwithstanding anything herein to the contrary, any other corporation or other business entity, whether or not an Affiliate of the Company, may, with the consent of the Company, adopt this Plan and participate therein as a Participating Employer. In the event that a Participating Employer which is a Company Affiliate ceases to be a Company Affiliate (by virtue of a direct or indirect change in ownership of such Participating Employer or otherwise), such Participating Employer shall cease to participate in the Plan unless both the Company and the Participating Employer take appropriate action to continue the Participating Employer's participation in the Plan. For purposes of this paragraph 3, (i) consent and appropriate action by the Company shall not require action by the Company's board of directors and may consist of the action of a duly authorized senior officer of the Company acting on behalf of the Company, and (ii) appropriate action by a Participating Employer shall not require action by the Participating Employer's board of directors and may consist of the action of a duly authorized senior officer of the Participating Employer acting on behalf of the Participating Employer.

     4.   Trust Fund.  The Trustee may, but shall not be required to, commingle,
          ----------
hold and invest as one Trust Fund, all contributions made by the Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing

                                      (i)
basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Participating Employer who contributed such assets. On the basis of the information furnished by the Committee, the Trustee shall keep separate books and records concerning the accounts and credits of the Employees of each Participating Employer.

     5.   Crediting of Service.  For purposes of determining Hours and Years of
          --------------------
Service, all Participating Employers shall be treated as a single Employer.

     6.   Participating Employers' Contribution.  The Company shall determine
          -------------------------------------
the level of Employer Contributions for a Plan Year; provided, however, that each Non-Affiliated Participating Employer may independently determine its own level of Discretionary Contributions (i.e., profit sharing contributions) to the Plan. A Participating Employer's contributions to the Plan shall be allocated only among Participants of such Participating Employer and its Affiliates.

     7.   Forfeitures.  All rights and values forfeited by a Participant on or
          -----------
after termination of employment shall inure only to the benefit of the Participants of the Participating Employer and the Affiliates of the Participating Employer which last employed the forfeiting Participant.

     8.   Special Rule for Participation in TN Stock Fund.  No portion of the
          -----------------------------------------------
contributions made by or on behalf of any Participating Employer, other than a Participating Employer described in this paragraph, and no portion of any forfeitures which are reallocated to the accounts of Participants who are employees of a Participating Employer not described in this paragraph shall be invested in the TN Stock Fund. All such contributions and reallocated forfeitures shall instead be invested in the Investment Funds (in accordance with the investment instructions of the Participants to whose accounts such amounts are allocated). A Participating Employer is described in this paragraph if and only if (i) such Participating Employer is directly or indirectly wholly owned by the Company, or (ii) as of March 31, 1997, a portion of the contributions made by or on behalf of such Participating Employer has been allocated to the TN Stock Fund; provided, however, that in any Plan Year in which application of such rule shall result in a discriminatory availability of benefits, rights and features under the Plan, within the meaning of Treas. Reg.
(S)1.401(a)(4)-4, each Participating Employer which is a Company Affiliate shall be treated as described in this paragraph (or, at the election of the Plan Administrator, those Company Affiliates designated by the Plan Administrator shall be treated as described in this paragraph, such that the group of Company Affiliates so designated and the Company Affiliates not so designated shall each separately satisfy the requirements of Code Section 410(b) and Treas. Reg.
(S)1.401(a)(4)-4(b)).

     9.   Employee and Participant Transfers.  It is anticipated that an
          ----------------------------------
Employee may be transferred between Participating Employers. The transfer of any Participant or Employee from one Participating Employer to another Participating Employer, whether such individual is an Employee of the Company, Company Affiliate or a Non-Affiliated Participating Employer, shall not affect such individual's rights under the Plan, and all amounts credited to such individual's accounts as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to such individual's credit. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is

                                     (ii)
transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

     10.  Expenses.  Unless paid by the Company, all expenses of the Trust
          --------
which, at the election of the Company, are paid by the Participating Employers and are not paid by the Trust Fund, shall be allocated among the Participating Employers, such that each Participating Employer's portion of the total expenses paid by the Participating Employers shall be a fraction, the numerator of which is the total amount standing to the credit of all Participants employed by such Participating Employer, and the denominator of which is the total standing to the credit of all Participants.

     11.  Contribution by Affiliate.  If any Participating Employer is prevented
          -------------------------
in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

     12.  Designation of Agent.  Each Participating Employer shall be deemed to
          --------------------
be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

     13.  Designation of Trustee, Plan Administrator and Committee.  The Company
          --------------------------------------------------------
shall have the sole authority to designate and replace the Plan Trustee, the Plan Administrator and the Committee.

     14.  Plan Amendment and Termination.  The Company or the Parent Corporation
          ------------------------------
shall have the sole authority to amend or terminate the Plan, in accordance with
Section 13.5. The Company or the Parent Corporation may from time to time make one or more Plan amendments which it determines, in its own discretion, to be appropriate or necessary, and need not consult with any other Participating Employer before making any Plan amendment. In the event that a Non-Affiliated Participating Employer is not satisfied with a Plan Amendment adopted by the Company or by the Parent Corporation, or desires that the Plan be amended and the Company and the Parent Corporation do not agree thereto, such Non-Affiliated Participating Employer may discontinue its participation in the Plan, in accordance with paragraph 15 of this Exhibit A.

                                     (iii)

     15.  Discontinuance of Participation.  Each Participating Employer may
          -------------------------------
discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee and the Company. The Trustee shall thereafter transfer, deliver and assign to a trust fund designated by such Participating Employer, which trust fund shall be established or maintained by such Participating Employer under a plan satisfying the qualified plan requirements of Code Section 401, assets allocable to the Participants of such Participating Employer, and corresponding liabilities; provided, however, that no such transfer shall be made unless all applicable qualified plan requirements are satisfied in conjunction therewith, including, but not limited to, the requirements of Code Section 414(l). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Plan. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

     16.  Administrator's Authority.  The Plan Administrator shall have
          -------------------------
authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                     (iv)